UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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QCR Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2014

Dear Fellow Stockholder:

On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR Holdings, Inc., to be held at 10:00 a.m. on May 14, 2014, at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803.

This year we are again using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, 2013 Annual Report and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. Please visit http://www.proxyvote.com for more information about the electronic delivery of proxy materials.

There are a number of proposals to be considered at this meeting. Our stockholders will be asked to: (i) elect four persons to serve as Class III directors; (ii) ratify, on an advisory basis, one person to serve as a Class II director; (iii) approve, in a non-binding, advisory vote, the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal; and (iv) ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2014.

We recommend that you vote your shares for the director nominees and for all of the other proposals presented at the annual meeting.

We encourage you to attend the meeting in person. Regardless of whether you plan to attend the meeting, you should vote by following the instructions provided on the notice as soon as possible. This will assure that your shares are represented at the meeting.

At the meeting, we will report on our operations and the outlook for the year ahead.

We look forward to seeing you and visiting with you at the meeting.

Very truly yours,

James J. Brownson	Douglas M. Hultquist
Chair of the Board	President and Chief Executive Officer

PARENT COMPANY OF: QUAD CITY BANK & TRUST   CEDAR RAPIDS BANK & TRUST   ROCKFORD BANK & TRUST   COMMUNITY BANK & TRUST m2 LEASE FUNDS

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2014

To the Stockholders of QCR Holdings, Inc.:

The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803, on Wednesday, May 14, 2014, at 10:00 a.m., local time, for the following purposes:

1.	to elect four Class III directors until the regular annual meeting of stockholders in 2017 and until their successors are elected and have qualified;

2.	to ratify, on an advisory basis, the appointment of Linda K. Neuman to the board of directors to fill a vacancy in Class II, to hold office until the regular annual meeting of stockholders in 2016 and until her successor is elected and has qualified;

3.	to approve, in a non-binding, advisory vote, the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal;

4.	to ratify the appointment of McGladrey LLP as QCR Holdings’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on March 19, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

By order of the Board of Directors

Cathie S. Whiteside

Executive Vice President,

Corporate Strategy, Human Resources and Branding

Secretary

Moline, Illinois

March 31, 2014

PARENT COMPANY OF: QUAD CITY BANK & TRUST   CEDAR RAPIDS BANK & TRUST   ROCKFORD BANK & TRUST   COMMUNITY BANK & TRUST m2 LEASE FUNDS

PROXY STATEMENT

QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), is the holding company for Quad City Bank and Trust Company, Cedar Rapids Bank and Trust Company, and Rockford Bank and Trust Company. Quad City Bank and Trust is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Quad City Bank and Trust owns m2 Lease Funds, LLC, a Wisconsin limited liability company based in Milwaukee that is engaged in the business of leasing machinery and equipment to businesses under direct financing lease contracts. Cedar Rapids Bank and Trust is an Iowa banking association located in Cedar Rapids and Waterloo, Iowa. Rockford Bank and Trust is an Illinois state bank located in Rockford, Illinois. QCR Holdings also owns all of the common stock of six business trust subsidiaries that were created to issue trust preferred securities. When we refer to our “banking subsidiaries” in this proxy statement, we are collectively referring to Quad City Bank and Trust, Cedar Rapids Bank and Trust, and Rockford Bank and Trust. When we refer to our “subsidiaries” in this proxy statement, we are collectively referring to our banking subsidiaries, as well as our other subsidiaries and business trusts.

This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803, on May 14, 2014, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting. This proxy statement and the accompanying form of proxy are first being transmitted or delivered to stockholders of QCR Holdings on or about March 31, 2014 together with our 2013 Annual Report to stockholders.

The following is information regarding the meeting and the voting process, and is presented in a question and answer format.

Why did I receive access to the proxy materials?

We have made the proxy materials available to you over the internet because on March 19, 2014, the record date for the annual meeting, you owned shares of QCR Holdings common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.

The board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. If you vote using one of the methods described herein, you appoint the proxy holder as your representative at the meeting, who will vote your shares as you instruct, thereby assuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should vote by proxy in advance of the meeting in case your plans change.

If you sign and return your proxy card or vote over the internet or by telephone and an issue comes up for a vote at the meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the Securities and Exchange Commission notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 31, 2014, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

What matters will be voted on at the meeting?

You are being asked to vote on:

•	the election of four Class III directors for a term expiring in 2017;

•	a non-binding, advisory proposal to ratify the appointment of one Class II director for a term expiring in 2016;

•	a non-binding, advisory proposal to approve the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal; and

•	the ratification of the selection of independent registered public accountants.

If I am the record holder of my shares, how do I vote?

You may vote by telephone, by internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail, if you received paper copies of the proxy materials, or in person at the meeting. If you vote using one of the methods described above, your shares will be voted as you instruct.

If you sign and return your proxy card or vote over the internet or by telephone without giving specific voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement, and “for” each of the other proposals described in this proxy statement.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs.

You may vote by telephone by calling the toll-free number specified on your notice card or by accessing the internet website referred to on your notice card, each by following the preprinted instructions on the notice card. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Votes submitted by telephone or internet must be received by midnight CDT on Monday, May 12, 2014. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from that person or entity in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received access to these proxy materials from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of the engagement of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election and non-binding advisory ratification of directors and the non-binding advisory proposal on executive compensation are all non-routine matters, and consequently, your broker or fiduciary will not have discretionary authority to vote your shares on these matters. If your broker or fiduciary does not receive instructions from you on how to vote on these matters, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

We therefore encourage you to provide directions to your broker or fiduciary as to how you want your shares voted on all matters to be brought before the 2014 annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy from your broker or other fiduciary. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

What does it mean if I receive more than one notice card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. To vote all of your shares by proxy, please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

What if I change my mind after I vote?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date and returning that proxy to us;

•	timely submitting another proxy via the telephone or internet;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.

If you hold your shares in the name of your broker or through a fiduciary and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•	is present in person at the meeting; or

•	has properly submitted a signed proxy card or other proxy.

On March 19, 2014, the record date, there were 7,915,362 shares of common stock outstanding. Therefore, at least 3,9857,682 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on each of the other proposals described in this proxy statement and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

Our directors are elected by a plurality and the four individuals receiving the highest number of votes cast “for” their election will be elected as Class III directors of QCR Holdings. A “withhold authority to vote for” and broker non-votes will have no effect on the election of any director at the annual meeting.

Approval of the advisory ratification of the Class II director, the say-on-pay proposal, the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm, and any other proposals, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will have the effect of voting against these proposals. On all matters, broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present.

Because the ratification of the Class II director and the say-on-pay proposal are advisory, the outcome of such votes will not be binding on the board of directors. Also, please remember that the election and non-binding advisory ratification of directors, and the non-binding, advisory proposal on executive compensation are each considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or of our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

What is householding?

The Securities and Exchange Commission has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address (i.e., “householding”). To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Stockholders who participate in householding will receive separate proxy cards.

Because we are using the Securities and Exchange Commission notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice of the proxy materials. However, certain brokerage firms, banks, or similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held in street name should contact their broker if they now receive: (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future; or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, QCR Holdings, Inc., 3551 Seventh Street, Moline, IL 61265, or call us at (309) 736-3584.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years. At the annual meeting, stockholders will be asked to elect four Class III directors for a term expiring in 2017. The board has considered and nominated current directors Michael L. Peterson, Ronald G. Peterson, John D. Whitcher and Marie Z. Ziegler to serve as Class III directors of QCR Holdings. John K. Lawson, a Class III director since 2000, is ineligible to hold office due to exceeding our age eligibility requirement (a person who has reached the age of 72 is not eligible for election to the board), and accordingly, the board did not re-nominate him for election at this year’s meeting. As a result, his directorship will end at the 2014 annual meeting of stockholders, and the board intends to reduce the size of the board from 14 to 13 following the annual meeting. The board expresses its thanks to Mr. Lawson for his many years of dedicated service.

We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years.

Directors are elected by a plurality and the four individuals receiving the highest number of votes cast for their election will be elected as Class III directors. Our board of directors unanimously recommends that you vote your shares “FOR” all of the nominees for directors.

Name—(Age)	Director Since	Positions with QCR Holdings and Subsidiaries
NOMINEES
CLASS III (New Term Expires 2017)
Michael L. Peterson—(Age 52)	2013	Director of QCR Holdings
Ronald G. Peterson—(Age 70)	1993	Director of QCR Holdings; Director of Quad City Bank and Trust
John D. Whitcher—(Age 59)	2008	Director of QCR Holdings; Chair of the Board and Director of Rockford Bank and Trust
Marie Z. Ziegler—(Age 56)	2008	Director of QCR Holdings; Director of Quad City Bank and Trust

Name—(Age)	Director Since	Positions with QCR Holdings and Subsidiaries
CONTINUING DIRECTORS
CLASS I (Term Expires 2015)
James J. Brownson—(Age 68)	1997	Chair of the Board and Director of QCR Holdings; Director of Quad City Bank and Trust
Lindsay Y. Corby—(Age 36)	2012	Director of QCR Holdings
Todd A. Gipple—(Age 50)	2009	Director of QCR Holdings; Executive Vice President, Chief Operating Officer, and Chief Financial Officer of QCR Holdings; Director of Quad City Bank and Trust; Director of Cedar Rapids Bank and Trust; Director of Rockford Bank and Trust
Donna J. Sorensen—(Age 64)	2009	Director of QCR Holdings; Chair of the Board and Director of Cedar Rapids Bank and Trust
CLASS II (Term Expires 2016)
Patrick S. Baird—(Age 60)	2010	Vice Chair of the Board and Director of QCR Holdings; Vice Chair of the Board and Director of Cedar Rapids Bank and Trust
Larry J. Helling—(Age 58)	2001	Director of QCR Holdings; President, Chief Executive Officer and Director of Cedar Rapids Bank and Trust; Director of Quad City Bank and Trust; Director of m2 Lease Funds
Douglas M. Hultquist—(Age 58)	1993	President, Chief Executive Officer and Director of QCR Holdings; Director of Quad City Bank and Trust; Director of Rockford Bank and Trust; Director of m2 Lease Funds
Mark C. Kilmer—(Age 55)	2004	Director of QCR Holdings; Chair of the Board and Director of Quad City Bank and Trust
Linda K. Neuman—(Age 65)	2013	Director of QCR Holdings, Vice Chair of the Board and Director of Quad City Bank and Trust

All of our continuing directors and nominees will hold office for the terms indicated, or until their earlier death, resignation, removal, disqualification, or ineligibility due to exceeding age eligibility requirements (a person who has reached the age of 72 before the date of the annual meeting is not eligible for election to the board) and until their respective successors are duly elected and qualified. All of our executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. Mr. Hultquist is a director of United Fire Group, Inc., a company with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Baird was a director of National Financial Partners Corp., a company with securities registered under the Exchange Act, from October 2011 until July 2013. No other nominee or director has been a director of another company with securities registered under the Exchange Act within the past five years.

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, are as follows:

Patrick S. Baird is the retired President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of the AEGON Insurance Group, a leading multinational insurance organization. He currently serves the company as Co-Chairman and is assisting the company with its expansion activities in Latin America. Mr. Baird joined the AEGON USA companies in 1976, and during his career also served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer. He is a graduate of the University of Iowa, and is a Certified Public Accountant. Mr. Baird is a Commissioner for the Eastern Iowa Airport and is a founding board member and Treasurer of the Zach Johnson Foundation. Mr. Baird has been a director of Cedar Rapids Bank and Trust since its formation in 2001. We consider Mr. Baird to be a qualified candidate for service on the board and on the committees he is a member of due to his experience as the President and Chief Executive Officer of a successful insurance company in Cedar Rapids, Iowa, one of our market areas, his knowledge of the business community in this area and his broad based financial acumen.

James J. Brownson is President of W.E. Brownson Co., a manufacturers’ representative agency located in Eldridge, Iowa involved in the sale of custom engineered products to OEM manufacturers in the Midwest, and has been in that position since 1978. Mr. Brownson is a graduate of St. Ambrose University, Davenport, Iowa and the Graduate School of Banking, University of Wisconsin, Madison, Wisconsin. He began his career in 1967 as a member of the audit staff at Arthur Young & Co., in Chicago, Illinois. From 1969 until 1978, Mr. Brownson was employed by Davenport Bank and Trust Company, where he left as Senior Vice President and Cashier. He is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota. Mr. Brownson has been a featured speaker at national Bank Director Magazine and SNL Financial conferences on the role of the board of directors in executive compensation and strategic planning, and the strategic role of board of directors in successful community banking. Mr. Brownson has served on the board of directors of the United Way of the Quad Cities, Junior Achievement of the Quad Cities, St. Ambrose University Alumni Association and United Cerebral Palsy of the Quad Cities. Mr. Brownson has been a director of Quad City Bank and Trust since its formation in October 1993. We consider Mr. Brownson to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful manufacturer’s representative business in Davenport, Iowa, one of our market areas, his prior experience in banking and public accounting, his educational background in banking, his participation in numerous national banking conferences, and his knowledge of the business community throughout the Midwest.

Lindsay Y. Corby is the Chief Administrative Officer at North Community Bank, the banking subsidiary of Metropolitan Bank Group, Inc., located in Chicago, Illinois. She joined the management team of North Community Bank on June 28, 2013, at the time of Metropolitan’s $200 million recapitalization by a group of individual investors. Prior to joining North Community Bank, she was a Principal at BXM Holdings, Inc., a financial services company based in Chicago, Illinois, formed to facilitate recapitalization transactions in depository institutions. During her time at BXM, she worked as part of the investor representative team to facilitate the recapitalization of Metropolitan Bank Group, Inc. Ms. Corby joined BXM Holdings, Inc. in February 2011. Prior to joining BXM Holdings, Ms. Corby was a Vice President in the investment banking group of Keefe, Bruyette & Woods, holding various positions since 2001. During her years at KBW, she focused on mergers and acquisitions, capital markets transactions, complex recapitalizations and valuation activities for U.S. financial institutions. Prior to joining KBW, Ms. Corby worked at Merrill Lynch as an analyst in its Technology Investment Banking Group. Ms. Corby received an M.S. in Accounting, a B.A. in Spanish and a B.B.A. in Accounting from Southern Methodist University. Ms. Corby is a graduate of the Kellogg Executive Education, Women’s Senior Leadership Program, and is a Certified Public Accountant. We consider Ms. Corby to be a qualified candidate for service on the board and the committees she is a member of due to her experience in the investment banking area advising financial institutions and her education and training.

Todd A. Gipple is a Certified Public Accountant and began his career with KPMG Peat Marwick in 1985. In 1991, McGladrey & Pullen acquired the Quad Cities practice of KPMG. Mr. Gipple was named Tax Partner with McGladrey & Pullen in 1994 and served as the Tax Partner-in-Charge of the firm’s Mississippi Valley Practice and as one of five Regional Tax Coordinators for the national firm. He specialized in Financial Institutions Taxation and Mergers and Acquisitions throughout his 14-year career in Public Accounting. He joined QCR Holdings in January of 2000, and currently serves as Executive Vice President, Chief Operating Officer and Chief Financial Officer. He also serves as a Director of Quad City Bank and Trust, Cedar Rapids Bank and Trust, and Rockford Bank and Trust. Mr. Gipple previously served on the board of directors and the Executive Committee of the Davenport Chamber of Commerce, United Way of the Quad Cities and the Scott County Beautification Foundation, and was a member of the original Governing Body for the Quad City’s “Success by 6” Initiative. Mr. Gipple currently serves on the Audit Committee for the Community Foundation of the Great River Bend. He is also Chairman of the board of directors of SAL Family and Community Services, and is a member of the American Institute of CPAs and the Iowa Society of CPAs. We consider Mr. Gipple to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the Chief Financial Officer and Chief Operating Officer of QCR Holdings and his prior experience as a tax partner in public accounting.

Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his six years with Firstar, Mr. Helling spent twelve years with Omaha National Bank. Mr. Helling is a graduate of the Cedar Rapids’ Leadership for Five Seasons program and currently serves on the board of directors and trustees of the United Way of East Central Iowa and the board of trustees of Junior Achievement. He is past President and a member of the Rotary Club of Cedar Rapids, on the board of the Entrepreneurial Development Center, is past Chairman and board member of the Downtown Cedar Rapids Self-Supported Municipal Improvement District, is on the board of Brucemore National Trust Historic Site and is on the board of the Human Services Campus of East Central Iowa. He also serves as a Director of Quad City Bank and Trust, Cedar Rapids Bank and Trust, and m2 Lease Funds. We consider Mr. Helling to be a qualified candidate for service on the board and the committees he is a member of due to his past experience as an executive officer of Firstar Bank, located in Cedar Rapids, Iowa, one of our market areas, and his prior banking experience.

Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions. Mr. Hultquist served on the board of directors of the PGA TOUR John Deere Classic and was its Chairman for the 2001 tournament. Mr. Hultquist serves on the board of United Fire Group, Inc., and is chair of its Risk Management Committee, is past Chairman of the Augustana College board of trustees, a past president of the Quad City Estate Planning Council, past finance chairman of Butterworth Memorial Trust and previously served on the board of the Illinois Bankers Association. He is also a member of the American Institute of CPAs and the Iowa Society of CPAs, and was selected as the Iowa Society of CPAs’ Outstanding CPA in Business and Industry for 2011. Mr. Hultquist is a member of the Quad Cities Chamber of Commerce board of directors, Chair of its Governance Committee and Vice Chair of its board, is a board member of the Rock Island County Children’s Advocacy Center and participates in Big Brothers/Big Sisters. He also serves as a Director of Quad City Bank and Trust, Rockford Bank and Trust, and m2 Lease Funds. He received his undergraduate degree from Augustana College in Accounting and Economics in 1977 and in 2009 received an Honorary Doctorate degree from the college. Along with QCR Holdings co-founder Mr. Michael A. Bauer, Mr. Hultquist received the 1998 Ernst & Young “Entrepreneur of the Year” award for the Iowa and Nebraska region and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003. We consider Mr. Hultquist to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President and Chief Executive Officer of QCR Holdings and his prior public accounting experience as a tax partner.

Mark C. Kilmer is President of The Republic Companies, a family-owned group of businesses founded in 1916 and headquartered in Davenport, Iowa involved in the wholesale equipment and supplies distribution of energy management, electrical, refrigeration, heating, air-conditioning and sign support systems. Prior to joining Republic in 1984, Mr. Kilmer worked in the Management Information Systems Department of Standard Oil of California (Chevron) in San Francisco. Mr. Kilmer currently is a board member of The Genesis Health System, serves on the Board of Trustees of St. Ambrose University, and also serves on the board of directors of IMARK Group, Inc., a national member-owned purchasing cooperative of electric supplies and equipment distributors. He is a two-term past Chairman of the PGA TOUR John Deere Classic and the past Chairman of the Scott County YMCA’s board of directors. Mr. Kilmer is the past Chairman of the board of Genesis Medical Center, and has served on the board of directors of The Genesis Heart Institute, St. Luke’s Hospital, Rejuvenate Davenport, The Vera French Foundation and Trinity Lutheran Church. He was a four-time project business consultant for Junior Achievement. Mr. Kilmer has been a director of Quad City Bank and Trust since February 1996 and named its Chair in January 2007. Prior to joining the board of Quad City Bank and Trust, Mr. Kilmer served on the board of Citizen’s Federal Savings Bank in Davenport, Iowa. We consider Mr. Kilmer to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful wholesale and supply distribution business in Davenport, Iowa, one of our market areas, prior service on a bank board and his knowledge of the business community in this area.

Linda K. Neuman is a retired member of the Iowa Supreme Court, having served as a trial and appellate judge for more than twenty years. She holds undergraduate and law degrees from the University of Colorado as well as a Masters in Law degree from the University of Virginia College of Law. Prior to her service in the judiciary, Ms. Neuman was a partner in the Davenport, Iowa law firm of Betty, Neuman & McMahon LPL, and served as Vice President and Trust Officer at the former Bettendorf Bank and Trust Company (now Wells Fargo). She is certified in mediation and arbitration, the current focus of her private practice. For the past ten years, Ms. Neuman has been a member of the adjunct faculty of University of Iowa College of Law, where she pioneered its judicial extern program and has taught courses in professional ethics and appellate practice. She has been active in statewide and national professional and civic organizations including the American Bar Association, National Association of Women Judges, Uniform Laws Commission, Iowa State Bar Association, Quad Cities United Way and DavenportOne. She is a past President of the American Academy of ADR Attorneys. She served two terms on the board of directors of Royal Neighbors of America, a fraternal benefit and financial services organization headquartered in Rock Island, Illinois, where she chaired the governance committee and served on the audit and investment committees. In 2009 she was honored with a Quad City Athena Business Women’s Award and in 2013 received the Iowa State Bar Association’s President’s Award. She is a director on the board of the Community Foundation of the Great River Bend and a trustee, emeritus, of St. Ambrose University. Since 2008, Ms. Neuman has been a director of Quad City Bank and Trust where she currently serves as Vice Chair of its board and a member of its Wealth Management Committee. We consider Ms. Neuman to be a qualified candidate for service on the QCR Holdings board based on her legal and judicial background, her experience with other financial services organizations, and her commitment to civic and professional organizations within our market area.

Michael L. Peterson is owner and President of Peterson Genetics, Inc., based in Cedar Falls, Iowa, providing soybean genetics to seed companies for over 25 years. Mr. Peterson is a graduate of Iowa State University with a B.S. in Agricultural Business. He is a past President of the Iowa Seed Association, past Chair of the Soybean Division of the American Seed Trade Association and past Chairman of the American Seed Trade Association. Mr. Peterson is also the past Chairman of Community National Bank (which was acquired by QCR Holdings, Inc. in 2013). We consider Mr. Peterson to be a qualified candidate for service on the board due to his experience in the banking industry and his business connections in and extensive knowledge of our market areas.

Ronald G. Peterson is the retired President and Chief Executive Officer of the First State Bank of Illinois, located in Peoria, Illinois. Prior to his retirement, he served in that position since 1982. Mr. Peterson serves on the board of directors of First State Bank of Illinois, and is Treasurer and Vice President of First State Bancorporation, Inc. He has served on the board of directors of the Illinois Bankers Association and in 2005 was named Illinois Banker of the Year. Mr. Peterson also served on various committees of the American Bankers Association and served as President of the Western Illinois Bank Management Association and the Hancock County Bankers Association. He has served on boards of, and has had leadership positions with, numerous civic and philanthropic organizations, including President of the Western Illinois University Foundation, President of the La Harpe Educational Foundation, Chairman of the McDonough District Hospital Development Council and President of the Macomb Rotary Club. Mr. Peterson has been a member of the board of directors of Quad City Bank and Trust since its inception in 1993. He is currently Chair of the Loan Committee at Quad City Bank and Trust. We consider Mr. Peterson to be a qualified candidate for service on the board and the committees he is a member of due to his experience in the banking industry serving as the President and Chief Executive Officer of First State Bank of Illinois.

Donna J. Sorensen is President of Sorensen Consulting, a management consulting and executive coaching firm. Ms. Sorensen earned her undergraduate degree from Marycrest College and her Juris Doctorate degree from the University of Iowa College of Law. She has twenty years of prior experience in trust and investment management serving as Executive Vice President Institutional Trust for U.S. Bank (formerly Firstar Bank). Ms. Sorensen has served on numerous nonprofit boards over the years and is currently a board member of the University of Iowa Obermann Center for Advanced Research, Kirkwood Community College Foundation Investment Committee and the Greater Cedar Rapids Community Foundation Agency Investment Advisory Council, and is a member of the Iowa State Bar Association. She has been a director of Cedar Rapids Bank and Trust since 2002, and she currently serves as Chair of its board, as well as serving on its Loan and Wealth Management Committees. We consider Ms. Sorensen to be a qualified candidate for service on the board and the committees she is a member of due to her experience as the President of a consulting firm in Iowa City, Iowa, her prior banking experience and her education and training as an attorney.

John D. Whitcher is Vice President and General Counsel, as well as Director and Shareholder, of Viking Chemical Company. Mr. Whitcher earned his undergraduate and Juris Doctorate degrees from Southern Methodist University. He is a past director of Rockford Health System, the largest health system in the region, and previously served as Chairman of the audit committee and is a past member of the finance committee, the planning committee and the executive compensation committee. He is a past Chairman of the board of both the Northern Illinois Chapter of Big Brothers/Big Sisters and the Crusader Clinic Health Foundation and remains active in the Rockford community. Mr. Whitcher has been a director of Rockford Bank and Trust since its formation in January 2005, and was named its Chair in May 2009. We consider Mr. Whitcher to be a qualified candidate for service on the board and the committees he is a member of due to his experience as Vice President and General Counsel of a chemical company in Rockford, Illinois, one of our market areas, his knowledge of the business community in this area and his education and training as an attorney.

Marie Z. Ziegler is a retired Vice President and Deputy Financial Officer of Deere & Company. In this role, she had responsibility for Deere’s global treasury, pensions and investments, and investor relations. Prior to this, Ms. Ziegler was Deere’s Vice President and Treasurer. She joined Deere & Company in 1978 as a consolidation accountant and held management positions in finance, treasury operations, strategic planning and investor and banking relations. Ms. Ziegler is a 1978 graduate of St. Ambrose University, with a bachelor of arts in accounting. She received her Certified Public Accountant designation in 1979 and an MBA from the University of Iowa in 1985. Ms. Ziegler is on the board of trustees for the Two Rivers YMCA (Moline, Illinois) and the board of UnityPoint Health-Trinity. Ms. Ziegler is a past member of the University of Iowa College of Business’ Tippie Advisory Board, Unified Growth Strategy Committee of the Illinois Quad City Chamber of Commerce, Girl Scouts of the Mississippi Valley, Inc., Trinity Regional Health System, Trinity Medical Center and Community Foundation of the Great River Bend. She also served on the Deere & Company Credit Union board, and as a member of the board of the United Way of the Quad Cities, chairing its 2003 Quad Cities United Way Campaign. She also is past treasurer of fundraising for Playcrafters Barn Theatre, Moline. Ms. Ziegler is also involved with a number of charitable organizations headquartered in communities served by QCR Holdings, providing her with business connections and extensive knowledge of our market areas. We consider Ms. Ziegler to be a qualified candidate for service on the board and the committees she is a member of due primarily to the knowledge and experience regarding public companies she gained in her role as Vice President and Treasurer of Deere & Company.

Our executive officers consist of Douglas M. Hultquist, Todd A. Gipple and Larry J. Helling, each of whom is also a director of QCR Holdings, as well as Cathie S. Whiteside, John H. Anderson and Thomas D. Budd. Mr. Hultquist has served as the President and Chief Executive Officer of QCR Holdings since 1993; Mr. Gipple has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer since 2008, and he previously served as Executive Vice President and Chief Financial Officer since 2000; Mr. Helling has served as President and Chief Executive Officer of Cedar Rapids Bank and Trust since 2001; Ms. Whiteside has served as Executive Vice President, Corporate Strategy, Human Resources and Branding since 2013, and she previously served as Executive Vice President, Corporate Strategy and Branding since 2007; Mr. Anderson has served as President and Chief Executive Officer of Quad City Bank and Trust since 2007, and he previously served as Senior Vice President, Business Development since 1998; and Mr. Budd has served as President and Chief Executive Officer of Rockford Bank and Trust since 2005.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE TO RATIFY APPOINTMENT OF DIRECTOR

According to our bylaws, vacancies on the board may be filled by the affirmative vote of a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. At a regular meeting of the board on August 1, 2013, the board approved an increase in the total number of authorized directors to 14 directors and, upon the recommendation of the Nomination and Governance Committee, appointed Linda K. Neuman to the board, effective August 1, 2013. Based on Ms. Neuman’s experience in the legal community, her strong educational background and her service on the board of Quad City Bank and Trust, we believe she is a valuable member of our board.

Because our bylaws require that each of the three classes of directors be as near to equal in size as possible, the board was unable to appoint Ms. Neuman to the class of the directors that is up for election at our 2014 annual meeting of stockholders. Ms. Neuman was appointed to fill a vacancy in Class II, to hold office until the 2016 annual meeting of stockholders, until her successor is duly elected and qualified, or, if sooner, until her death, resignation or removal. However, the Nomination and Governance Committee and the full board believe that, in keeping with our commitment to good corporate governance practices, it is appropriate for the appointment of Ms. Neuman to be ratified by the stockholders in an advisory manner at the first opportunity. Therefore, based on the recommendation of the Nomination and Governance Committee, on February 6, 2014, the board adopted a resolution to include a proposal at the 2014 annual meeting for our stockholders to vote, on an advisory basis, to ratify the appointment of Ms. Neuman to the board. If less than a majority of the votes cast at the 2014 annual meeting of stockholders approve the ratification of the appointment, the Nomination and Governance Committee will consider whether to ask Ms. Neuman to resign from the board. If the Nomination and Governance Committee recommends that she resigns, and if the board accepts such resignation, Ms. Neuman will no longer be a member of our board and the board may appoint a replacement to fill the vacancy or decrease the number of directors to eliminate the vacancy.

The board of directors unanimously recommends that you vote to approve the ratification of Linda K. Neuman to the QCR Holdings board of directors by voting “FOR” this proposal.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of QCR Holdings, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held no less frequently than quarterly. Our directors also discuss business and other matters with Mr. Hultquist, our Chief Executive Officer, other key executives and our principal external advisors (legal counsel, auditors and other consultants). Director Neuman was appointed to the board on August 1, 2013 after the Board of Directors increased the number of directors constituting the board from 13 to 14, to fill the resultant vacancy. The board is currently comprised of 14 directors, but as a result of the retirement of Mr. Lawson at the annual meeting, the board intends to reduce the size of the board to 13 members following the annual meeting.

Directors Baird, Brownson, Corby, Kilmer, Lawson, Neuman, M. Peterson, R. Peterson, Sorensen, Whitcher and Ziegler are deemed to be “independent” as that term is defined by NASDAQ. Directors Gipple, Helling, and Hultquist are not considered to be “independent” because they also serve as executive officers of either QCR Holdings or one of our subsidiaries.

During 2013, the board of directors had an Audit Committee, a Risk Oversight Committee, a Nomination and Governance Committee, a Compensation Committee, a Strategic Direction Committee and an Executive Committee. The current charters of these committees (with the exception of the Strategic Direction Committee) are available on our website at www.qcrh.com. Also posted on the website is general information regarding QCR Holdings and our common stock, many of our corporate polices (including our Corporate Governance Guidelines), and links to our filings with the Securities and Exchange Commission.

In 2013, a total of five regularly scheduled meetings and one special meeting were held by the board of directors of QCR Holdings. All directors attended at least 75 percent of the meetings of the board and the committees on which they served during 2013. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage our directors to attend. Last year, all but one of our directors were present at the annual meeting.

Committees of the Board of Directors

Audit Committee. In 2013, the Audit Committee consisted of directors Brownson, Kilmer, Lawson, R. Peterson and Ziegler. Each of the members is considered “independent” according to the NASDAQ listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Ms. Ziegler qualifies as an “Audit Committee Financial Expert” as that term is defined by the regulations of the Securities and Exchange Commission. The board based this decision on Ms. Ziegler’s educational and professional experience, including her recent service as Vice President and Treasurer of Deere & Company.

The functions performed by the Audit Committee include, but are not limited to, the following:

•	selecting our independent auditors and pre-approving all engagements and fee arrangements;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at www.qcrh.com. Mr. Lawson serves as Chair of the committee, which met four times in 2013. Upon his retirement, Ms. Ziegler will serve as Chair.

Risk Oversight Committee. In 2013, the Risk Oversight Committee consisted of directors Brownson, Corby, Gipple, Helling, Hultquist, Kilmer, Sorensen and Ziegler. The Risk Oversight Committee is charged with being the primary board committee to actively monitor and oversee the risk management process. Additional information regarding risk oversight and the committee’s role is found on page 17 of this proxy statement. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Ms. Corby serves as Chair of the committee, which met four times during 2013.

Nomination and Governance Committee. In 2013, the Nomination and Governance Committee consisted of directors Brownson, Neuman, R. Peterson, Sorensen, Whitcher and Ziegler. Each of these directors is considered to be “independent” according to NASDAQ listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our stockholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted Corporate Governance Guidelines to assist our board in the exercise of its responsibilities, which are available on our website at www.qcrh.com. Additionally, the committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Brownson serves as Chair of the committee, which met four times during 2013.

Compensation Committee. In 2013, the Compensation Committee consisted of directors Brownson, Lawson, Neuman, R. Peterson, Whitcher, and Ziegler. Each of these directors is considered to be “independent” according to the NASDAQ listing requirements, “outside” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” as defined in Section 16 of the Exchange Act. The purpose of the committee is to determine the salary and bonus to be paid to Mr. Hultquist, our Chief Executive Officer, and our other named executive officers. The committee also reviews and recommends to the board for approval other incentive compensation and equity compensation plans for QCR Holdings. The members of the committee have reviewed, with the senior risk officer of QCR Holdings, the senior executive officer (“SEO”) compensation plans and have made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of QCR Holdings. They have also reviewed, with the senior risk officer of QCR Holdings, the employee compensation plans and have made reasonable efforts to limit any unnecessary risks these plans pose to QCR Holdings and to eliminate any features of these plans that would encourage the manipulation of reported earnings to enhance the compensation of any employee. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Whitcher serves as Chair of the committee, which met five times during 2013.

Strategic Direction Committee. In 2013, the Strategic Direction Committee consisted of directors Baird, Brownson, Corby, Gipple, Helling, Hultquist, Kilmer, Lawson, M. Peterson, Sorensen and Whitcher, as well as John H. Harris, director of Quad City Bank and Trust, who serves on the committee in an advisory capacity. Following the annual meeting, Mr. Lawson will no longer serve on the committee. The Strategic Direction Committee reviews policies and oversees and directs the strategic planning process, including QCR Holdings’s Information Technology strategy. Mr. Baird serves as Chair of the committee, which met three times during 2013.

Executive Committee. The Executive Committee consists of directors Baird, Brownson, Corby, Hultquist, Lawson and Whitcher. The Executive Committee is authorized to act with the same authority as the board of directors between meetings of the board, subject to certain limitations set forth in the committee’s charter. Although this authority allows the board to act quickly on matters requiring urgency when the full board is not available to meet, it is not intended to supplant the authority of the full board. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Brownson serves as Chair of the committee, which met twice during 2013.

Consideration of Director Candidates

Director Nominations and Qualifications. For the 2014 annual meeting, the Nomination and Governance Committee nominated for re-election to the board four of the five incumbent directors, whose terms are set to expire in 2014. These nominations were further approved by the full board. John K. Lawson, a Class III director since 2000, was ineligible to stand for re-election due to the director age eligibility requirement, and accordingly, the committee did not re-nominate him for election at this year’s meeting. The committee decided not to seek a new nominee for the director position being vacated, but it will reevaluate the size of the board at future meetings. We did not receive any stockholder nominations for director for the 2014 annual meeting.

In carrying out its nominating function, the Nomination and Governance Committee has developed qualification criteria for initial board membership, and all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, are reviewed for the following attributes:

•	integrity and high ethical standards in the nominee’s professional life;

•	sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the specific board for which he or she is being considered;

•	evidence of leadership and sound judgment in the nominee’s professional life;

•	whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•	a willingness to abide by any published code of ethics for QCR Holdings; and

•	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members, to determine if they meet QCR Holdings’s age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and to determine whether they are “independent” in accordance with NASDAQ requirements (to ensure that at least a majority of the directors will, at all times, be independent). While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

The committee identifies nominees by first evaluating the current members of the board willing to continue in service whose term is set to expire at the upcoming annual stockholder meeting to determine if those individuals satisfy the qualification criteria for continued membership on the board of directors. Prior to nominating an existing director for re-election to the board, the committee considers and reviews the following attributes with respect to each existing director:

•	board and committee attendance and performance;

•	length of board service;

•	experience, skills and contributions that the existing director brings to the board;

•	independence and any conflicts of interest; and

•	any significant change in the existing director’s status, including the attributes considered for initial board membership.

Current members of the board who satisfy the qualification criteria described above and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would determine whether or not the position would be filled and, if so, would identify the desired skills and experience of a new nominee.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.qcrh.com. We have satisfied and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Board Leadership Structure

Since January 1, 2007, we have kept the positions of Chair of the Board and Chief Executive Officer separate. Currently, Mr. Brownson holds the position of Chair of the Board, and Mr. Hultquist holds the position of Chief Executive Officer. Mr. Brownson is considered to be “independent” according to NASDAQ listing requirements.

While our bylaws do not require our Chair and Chief Executive Officer positions to be separate, the board believes that having separate positions and having an independent outside director serve as Chair is the appropriate leadership structure for QCR Holdings at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the board in its fundamental role of providing advice to and independent oversight of management. We believe that having an independent Chair eliminates the conflicts of interest that arise when the positions are held by one person. In addition, this leadership structure allows the board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

To further enhance the role of the independent directors on our board and consistent with NASDAQ listing requirements, the board’s independent directors regularly have the opportunity to meet without Messrs. Gipple, Helling or Hultquist in attendance. Mr. Brownson presides over these sessions.

The Board’s Role in Risk Oversight

While management is responsible for the day-to-day management of risks QCR Holdings faces, oversight of our risk management is central to the role of the board. The Risk Oversight Committee is charged with the primary responsibility for overseeing QCR Holdings’s risk management processes, including those relating to organizational, legal and compliance risk, on behalf of the board. The members of the Risk Oversight Committee discuss our risk assessment and risk management policies, provide oversight, and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

In addition, other board committees have been assigned oversight responsibility for specific areas of risk and risk management, and each committee consider risks within their areas of responsibility. The Audit Committee is responsible for monitoring our financial reporting process and system of internal controls, including controls related to risk management. The Compensation Committee is chiefly responsible for compensation-related risks. The members of the Compensation Committee discuss and review the key business and other risks we face and the relationship of those risks to certain compensation arrangements. This review is intended to comply with the Securities and Exchange Commission requirement to assess risk related to compensation plans and requirements of financial institution regulatory agencies (each as more fully described in the “Executive Compensation” section of this proxy, beginning on page 19). The subsidiary banks’ Loan Committees have primary responsibility for credit risk. Each of these committees receives regular reports from management regarding our risks and reports regularly to the Risk Oversight Committee or the full board concerning risk.

Share Ownership Guidelines

In order to better align the interests of our board members and management with the interests of our stockholders, our board of directors adopted share ownership guidelines in 2008. These share ownership guidelines were amended in December 2011 to revise the ownership holding requirements for non-employee directors.

Under these revised guidelines, non-employee directors of QCR Holdings are expected to achieve a share ownership level with a value equal to ten times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or approximately 11,100 shares, within five years of initial election as a director, and maintain such ownership level so long as they serve in the position of director.

We also have share ownership guidelines for our executives, including our named executive officers. The stock ownership guidelines vary based upon position, and for each of our named executive officers the amount is 30,000 shares.

Currently, each QCR Holdings director and each named executive officer holds the requisite number of shares, and accordingly is compliant with the share ownership guidelines.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our board of directors by contacting Cathie S. Whiteside, Corporate Secretary, at QCR Holdings, Inc., 3551 7th Street, Moline, Illinois 61265 or (309) 743-7754. All appropriate comments will be forwarded directly to the Chair of the Board and lead independent director, James J. Brownson. Ms. Whiteside will not generally forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors. In order for a stockholder nominee to be considered by the Nomination and Governance Committee to be its nominee and included in our proxy statement and form of proxy for our 2015 annual meeting of shareholders, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if we provide less than 40 days’ notice of the meeting, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The stockholder’s notice of intention to nominate a director must include: (i) the name and address of record of the nominating stockholder; (ii) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) any other information regarding each proposed nominee as would be required to comply with the rules and regulations set forth by the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2015 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than November 26, 2014, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder at an annual meeting, the stockholder must file a written notice of the proposal to our Corporate Secretary not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if we provide less than 40 days’ notice of the meeting, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the corporation’s common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal. Stockholder proposals brought under this paragraph will not be included in our proxy statement.

EXECUTIVE COMPENSATION

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of QCR Holdings. The Compensation Committee relies on the input of management, particularly Mr. Hultquist, when carrying out its responsibilities in establishing executive compensation. Management provides the committee with evaluations as to employee performance, guidance on establishing performance targets and objectives and recommends salary levels and equity awards. The committee also consults with management on matters that are related to executive compensation and benefit plans where board or stockholder action is expected, including the adoption of new plans or the amendment of existing plans. No executive officer participates in any recommendation or decision regarding his or her own compensation.

The Compensation Committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities. During 2013, the Compensation Committee retained Pearl Meyer & Partners, LLC to provide services to the committee in connection with a review of the compensation paid or provided to QCR Holdings’s named executive officers. Pearl Meyer & Partners, LLC does not provide any services, other than those performed at the direction of the Compensation Committee, to QCR Holdings. The committee’s charter also gives it the ability to delegate its authority to subcommittees and employees to facilitate the operation and administration of compensation plans.

QCR Holdings maintains a comprehensive compensation program. The compensation program is designed to attract and retain key employees, motivate the key employees to achieve superior performance and reward them for doing so. The overall design of the compensation program strives to balance short- and long-term performance goals, with the ultimate goal being the increase of stockholder value over the long term. With respect to the individuals named in the Summary Compensation Table, the compensation program includes the following: salary, annual cash incentive bonus, long-term incentive compensation (which is delivered primarily through equity awards) and other benefits and perquisites. The executive compensation program is administered by the Compensation Committee.

Regulatory Impact on Compensation

As a publicly-traded financial institution, QCR Holdings must adhere to the requirements of various regulatory regimes in making compensation decisions.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the Federal Deposit Insurance Corporation (the “FDIC”) prohibits excessive compensation as an unsafe and unsound practice. While any such determination must take into account the facts and circumstances surrounding a particular institution, including its financial condition, in describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC also encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.

In addition to the Safety and Soundness standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies. Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a compliment to the Safety and Soundness standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is more narrow in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution’s attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

The Compensation Committee, with the assistance of its advisors and management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). While the committee believes its own risk assessment procedures are effective, the committee is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when they finally become effective. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness standards and the framework of the Guidance. As such, the committee already adheres, in many respects, with the proposed rules and regulations under the Dodd-Frank Act.

Finally, in addition to the foregoing, as a publicly-traded corporation, QCR Holdings is also subject to the Securities and Exchange Commission rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals, and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for QCR Holdings’s named executive officers. In this regard, the committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into QCR Holdings’s compensation programs for its named executive officers. The committee believes there are adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

2013 Say-On-Pay

QCR Holdings successfully received 94.6% of votes cast in support of executive compensation during the 2013 annual stockholder’s meeting. QCR Holdings, the board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the results of these non-binding advisory votes. The committee considered the results of the advisory vote, but not for specific 2013 compensation decisions. The committee believes that the vote reflects our stockholders’ agreement with our compensation philosophy and the manner in which we compensate our named executive officers. The committee did not alter our compensation philosophy for 2013 as a result of the 2013 vote.

Summary of Compensation Paid to Named Executive Officers

The table below sets forth the following information for the years ended December 31, 2013 and 2012: (i) the dollar value of base salary earned; (ii) the aggregate grant date fair value of stock awards granted, calculated in accordance with FASB ASC Topic 718; (iii) the aggregate grant date fair value of option awards granted, calculated in accordance with FASB ASC Topic 718; (iv) the dollar value of earnings for services pursuant to awards granted under non-equity incentive plans; (v) above-market earnings on nonqualified deferred compensation; (vi) all other compensation; and (vii) the dollar value of total compensation.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)(1)		Option awards ($)(1)		Non-equity incentive plan compensation ($)			Nonqualified deferred compensation earnings ($)(2)		All other compensation ($)			Total ($)
(a)	(b)	(c)		(d)	(e)		(f)		(g)			(h)		(i)			(j)
Douglas M. Hultquist, President and CEO	2013 2012	$ $	290,000 290,000	$32,000 —	$ $	94,636 124,872	$ $	94,633 27,476	$ $	194,041 236,594	(3) (4)	$ $	10,405 8,831	$ $	68,755 70,913	(5) (6)	$ $	784,470 758,686
Todd A. Gipple, EVP, COO and CFO	2013 2012	$ $	244,800 240,000	$55,000 —	$ $	44,196 95,649	$ $	44,200 14,191	$ $	106,090 123,556	(3) (4)		— —	$ $	50,305 53,137	(7) (8)	$ $	544,591 526,533
Larry J. Helling, President and CEO of Cedar Rapids Bank	2013 2012	$ $	244,800 240,000	$51,000 —	$ $	51,301 46,308	$ $	51,310 46,308	$ $	126,708 141,109	(3) (4)	$ $	6,549 5,632	$ $	55,917 96,851	(9) (10)	$ $	587,585 576,208

(1)	In accordance with the Securities and Exchange Commission reporting requirements, we report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant. For stock options, the fair value per share is based on certain assumptions that are explained in the footnotes to our financial statements, which are included in our Annual Report on Form 10-K.
(2)	As determined in accordance with, and for purposes of, proxy disclosure rules only, represents above market earnings (generally over 120% of the applicable federal long-term rate) under the deferred compensation arrangement.
(3)	The Compensation Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each named executive officer. The specific percentages were based on the individual executive’s position and competitive market data for similar positions. The 2013 awards were contingent primarily on performance relative to goals for net income, non performing assets and deposit growth. The performance criteria were weighted to reflect QCR Holdings’s strategic objectives. In addition, certain executives also had individual performance goals that were consistent with QCR Holdings’s 2013 strategic objectives and more closely aligned with their specific role with QCR Holdings.
(4)	The Compensation Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each named executive officer. The specific percentages were based on the individual executive’s position and competitive market data for similar positions. The 2012 awards were contingent primarily on performance relative to goals for net income, nonperforming assets and deposit growth. The performance criteria were weighted to reflect QCR Holdings’s strategic objectives. In addition, certain executives also had individual performance goals that were consistent with QCR Holdings’s 2012 strategic objectives and more closely aligned with their specific role with QCR Holdings.
(5)	Mr. Hultquist had contributions made to the QCR Holdings 401(k)/Profit Sharing Plan (the “401(k) Plan”) for his benefit in the amount of $13,191; reimbursement for tax preparation services in the amount of $2,365; car allowance of $12,000; and dividends paid on his restricted stock of $1,856. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $20,000. QCR Holdings also provided a life insurance benefit to Mr. Hultquist that was valued, pursuant to Code rules, at $19,343.
(6)	Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $13,162; reimbursement for tax preparation services in the amount of $2,250; car allowance of $12,000; annual physical examination of $2,377 and dividends paid on his restricted stock of $1,781. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $20,000. QCR Holdings also provided a life insurance benefit to Mr. Hultquist that was valued, pursuant to Code rules, at $19,343.
(7)	Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $13,191; reimbursement for tax preparation services in the amount of $2,365; car allowance of $8,000; and dividends paid on his restricted stock of $1,450. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. QCR Holdings also provided a life insurance benefit to Mr. Gipple that was valued, pursuant to Code rules, at $10,299.
(8)	Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $13,162; reimbursement for tax preparation services in the amount of $2,250; car allowance of $8,000; annual physical examination of $2,912 and dividends paid on his restricted stock of $1,514. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. QCR Holdings also provided a life insurance benefit to Mr. Gipple that was valued, pursuant to Code rules, at $10,299.
(9)	Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $13,191; reimbursement for tax preparation services in the amount of $1,025; car allowance of $6,000; and dividends paid on his restricted stock of $1,000. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. QCR Holdings also provided a life insurance benefit to Mr. Helling that was valued, pursuant to Code rules, at $19,701.
(10)	Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $11,166; reimbursement for tax preparation services in the amount of $925; car allowance of $6,000; annual physical examination of $2,750 and dividends paid on his restricted stock of $1,309. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000 and made a contribution under the Long-Term Deferred Incentive Compensation Program in the amount of $40,000. QCR Holdings also provided a life insurance benefit to Mr. Helling that was valued, pursuant to Code rules, at $19,701.

The following table sets forth information on outstanding equity awards held by the individuals named in the Summary Compensation Table at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. Other than what is footnoted below, the options expire 10 years from the date of grant and vest in five equal annual portions beginning one year from the date of grant. All stock awards are restricted stock. The market value of stock awards is based on our closing stock price on December 31, 2013, which was $17.03.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)
Douglas M. Hultquist	5,000 3,900 2,450 25,785 11,282 9,677 3,283 — — — —	— — — — — — 6,565 18,477 — — —	(1) (1)	— — — — — — — — — — —	$ $ $ $ $ $ $ $	21.00 19.05 16.85 15.62 9.30 9.00 9.30 15.65 — — —	1/28/2015 1/27/2016 1/26/2017 5/7/2018 2/2/2019 2/1/2020 2/1/2022 2/1/2023 — — —	— — — — — — — — 10,471 1,969 6,047	(2) (3) (4)	$ $ $	— — — — — — — — 178,321 33,532 102,980
Todd A. Gipple	1,125 750 1,500 1,250 375 1,125 5,920 — — — — —	— — — — — — — 3,390 8,616 — —	(1) (1)	— — — — — — — — — — — —	$ $ $ $ $ $ $ $ $	18.67 22.00 21.00 19.05 17.60 16.85 15.62 9.30 15.65 — — —	1/5/2014 1/5/2015 1/28/2015 1/27/2016 10/26/2016 1/26/2017 5/7/2018 2/1/2022 2/1/2023 — — —	— — — — — — — — — 8,758 1,016 2,824	(2) (3) (4)	$ $ $	— — — — — — — — — 149,149 17,302 48,093
Larry J. Helling	2,000 2,350 2,800 5,021 4,581 4,186 5,533 — — —	— — — — — — 11,064 10,002 — —	(1) (1)	— — — — — — — — — —	$ $ $ $ $ $ $ $	21.00 19.05 16.85 15.62 9.30 9.00 9.30 15.65 — —	1/28/2015 1/27/2016 1/26/2017 5/7/2018 2/2/2019 2/1/2020 2/1/2022 2/1/2023 — —	— — — — — — — — 3,318 3,278	(3) (4)	$ $	— — — — — — — — 56,506 55,824

(1)	Options vest in three equal annual portions beginning one year from date of grant. The stock options granted during the period in which QCR Holdings participated in the U.S. Department of the Treasury’s Troubled Asset Relief Program (“TARP”) were the subject of a written employment agreement between a named executive officer and QCR Holdings (or a subsidiary), therefore, they were not subject to the TARP bonus prohibition.
(2)	Unvested stock awards were granted on February 1, 2012, and vest two years following the date of grant on February 1, 2014.
(3)	Unvested stock awards were granted on February 1, 2012 and vest in three equal annual portions beginning February 1, 2013.
(4)	Unvested stock awards were granted on May 1, 2013 and vest in three equal portions beginning February 1, 2014.

The following table sets forth information for each of the individuals named in the Summary Compensation Table regarding stock option exercises and vesting of stock awards during 2013.

Option (and SAR) Exercises and Stock Vested in 2013

	Option Awards		Stock Awards
(a) Name	(b)	(c)	(d)	(e)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas M. Hultquist			15,474	$242,168
Todd A. Gipple	10,108	$77,246	13,868	$217,034
Larry J. Helling			15,093	$236,205

The following table sets forth the present value of accumulated benefits payable to each of the individuals named in the Summary Compensation Table, including the number of years of service credited to each under the QCR Holdings, Inc. Non-qualified Supplemental Executive Retirement Plan (“SERP”) determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Information regarding the SERP can be found under the heading “Non-qualified Supplemental Executive Retirement Program” beginning on page 27 of this proxy statement.

Non-Qualified Supplemental Executive Retirement Plan

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
(a)	(b)	(c)	(d)(1)	(e)
Douglas M. Hultquist	Supplemental Executive Retirement Plan	19	1,025,871	—
Todd A. Gipple	Supplemental Executive Retirement Plan	13	521,256	—
Larry J. Helling	Supplemental Executive Retirement Plan	12	510,221	—

(1)	Each calendar year, QCR Holdings accrues an expense with respect to the SERP in accordance with generally accepted accounting principles. During 2013, the following amounts were accrued with respect to each of our named executive officers: Mr. Hultquist – $63,867; Mr. Gipple – $90,244; and Mr. Helling – $43,004.

The following table sets forth information concerning our non-qualified deferred compensation agreements with each individual named in the Summary Compensation Table. The agreements are discussed in detail on page 28 of this proxy statement.

Non-Qualified Deferred Compensation

Name	Executive contributions in 2013 ($)	Registrant contributions in 2013 ($)	Aggregate earnings in 2013 ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/13 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas M. Hultquist	$30,000	$20,000	$69,348	—	$948,433
Todd A. Gipple	$15,000	$15,000	$23,826	—	$436,268
Larry J. Helling	$15,000	$15,000	$43,661	—	$604,826

Terms of Mr. Douglas M. Hultquist’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Hultquist. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder). The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement. Pursuant to the agreement, Mr. Hultquist will receive a minimum salary of $175,000. The agreement includes provisions for the possible increase of compensation on an annual basis, performance bonuses, membership in various local clubs, an automobile allowance and participation in our benefit plans. The agreement also provides term life insurance coverage of two times Mr. Hultquist’s base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for severance compensation equal to one year of salary plus average annual bonus and three months of outplacement services in the event Mr. Hultquist is terminated without cause; and three times the sum of salary and average annual bonus and three years of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. Under the agreement, Mr. Hultquist is subject to a two-year non-compete provision following the termination of his employment.

Terms of Mr. Todd A. Gipple’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Gipple. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder). The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement. Mr. Gipple’s employment agreement provides that Mr. Gipple is to receive a minimum salary of $140,500. The agreement includes a provision for the possible increase in compensation on an annual basis, performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans. Mr. Gipple’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides that he is entitled to a payment equal to the sum of one-half of his then-current annual salary plus one-half of his average annual bonus and three months of outplacement services if he is terminated without cause; and two times the sum of his annual salary and average annual bonus and three years of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. Under the agreement, Mr. Gipple is subject to a two-year non-compete provision following the termination of his employment

Terms of Mr. Larry J. Helling’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Helling. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder). The agreement has a two-year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement. Mr. Helling’s employment agreement provides that Mr. Helling is to receive a minimum salary of $167,000. The agreement includes a provision for the possible increase in compensation on an annual basis, performance bonuses, a monthly automobile allowance, membership in various country clubs and participation in our benefit plans. Mr. Helling’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for a severance payment equal to six months of his salary in the event of a termination without cause and two times his annual salary in the event he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. Under the agreement, Mr. Helling is subject to a two-year non-compete provision following the termination of his employment.

Beginning in 2009, QCR Holdings no longer reimburses Messrs. Hultquist, Gipple, and Helling for country club memberships.

Stock Ownership and Retention Guidelines

As indicated on pages 17 and 18, to reinforce our philosophy of equity ownership for executives and to further align the interests of our executives with our stockholders, we have share retention and ownership guidelines for our executives. The stock ownership guidelines vary based upon position. Under the ownership guidelines, our named executive officers are each required to hold at least 30,000 shares of QCR Holdings common stock. Currently all named executive officers exceed the minimum requirements of the ownership guidelines.

Long-Term Incentive Plans

2004 Stock Incentive Plan. In 2004, we adopted the QCR Holdings, Inc. 2004 Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 150,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. As of the approval of the 2013 Stock Incentive Plan, all of the remaining shares available for grant transferred to the 2013 Stock Incentive Plan.

2008 Equity Incentive Plan. In 2008, we adopted the QCR Holdings, Inc. 2008 Equity Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 250,000 shares for issuance under the plan plus unissued shares under prior plans. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights. As of the approval of the 2013 Stock Incentive Plan, all of the remaining shares available for grant transferred to the 2013 Stock Incentive Plan.

2010 Equity Incentive Plan. In 2010, we adopted the QCR Holdings, Inc. 2010 Equity Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 350,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights. As of the approval of the 2013 Stock Incentive Plan, all of the remaining shares available for grant transferred to the 2013 Stock Incentive Plan.

2013 Equity Incentive Plan. In 2013, we adopted the QCR Holdings, Inc. 2013 Equity Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 350,000 shares for issuance under the plan. This plan provides for the issuance of nonqualified stock options, restricted stock, stock appreciation rights and other stock and cash-based awards. As of December 31, 2013, there were 294,831 remaining shares available for grant under this plan.

Employee Stock Purchase Plan. QCR Holdings adopted and stockholders approved the QCR Holdings Employee Stock Purchase Plan to be effective in 2003, and in May 2012, the stockholders approved the amended and restated plan. The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The plan allows employees of QCR Holdings and our subsidiaries to purchase shares of common stock available under the plan. The purchase price is currently 90% of the lesser of the fair market value at the date of the grant or the investment date. The investment date is the date common stock is purchased after the end of each calendar quarter during an offering period. Beginning January 1, 2007, the maximum percentage that any one participant can elect to contribute is 8% of his or her compensation. During 2013, 27,077 shares were purchased under the plan.

QCR Holdings 401(k)/Profit Sharing Plan. QCR Holdings sponsors a tax-qualified profit sharing plan qualifying under Section 401(k) of the Code. All employees are eligible to participate in the plan. Pursuant to the 401(k) Plan, QCR Holdings matches 100% of the first 3% of employee contributions and 50% of the next 3% of employee contributions, up to a maximum of 4.5% of an employee’s compensation. Additionally, at its discretion, QCR Holdings may make additional contributions to the 401(k) Plan, which are allocated to the accounts of participants based on relative compensation. The total contributions under the 401(k) Plan for the benefit of our named executive officers are reflected in the Summary Compensation Table beginning on page 21 of this proxy statement.

Non-qualified Supplemental Executive Retirement Program. QCR Holdings provides SERP benefits to its key executives, which will provide supplemental retirement income to the named executive officers. The Compensation Committee believes that the SERP arrangements are an important, common component of competitive compensation packages. Each SERP includes retention and non-competition provisions that protects QCR Holdings and helps support the objective of maintaining a stable, committed, and qualified team of key executives.

QCR Holdings currently has SERP arrangements in place for Messrs. Hultquist, Gipple, and Helling. The SERP arrangements were approved by QCR Holdings in April 2004, and have an effective date of May 2004. Under the agreements, the executives will receive a supplemental retirement benefit in an annual pre-tax amount equal to 2.5% for each year of full-time service until the executive reaches age 65 (not to exceed 40 years), multiplied by the executive’s average annual base salary plus cash bonus for the three most recently completed plan years, subject to a maximum of 70%.

The supplemental retirement benefit will be reduced by any contributions plus earnings thereon made by QCR Holdings to the credit of the executive pursuant to the 401(k) Plan or other deferred compensation plans. The supplemental retirement benefit payable under the plans will generally be made in monthly installments for a period of 180 months. If an executive retires after reaching age 55 (but before reaching age 65) and has at least 10 years of service, QCR Holdings will pay a supplemental early retirement benefit made in monthly installments for a period of 180 months to the executive. The SERP arrangements also provide for the payment of a survivor’s benefit payable to a participating executive’s beneficiary upon the executive’s death.

Pursuant to the existing SERP arrangements, assuming the participating executives retire on or after reaching age 55 and based on the participants’ salary and cash bonus paid for 2013, we will owe the following projected annual amounts at age 55 or retirement age, whichever comes later: Mr. Hultquist—$120,377; Mr. Gipple—$103,680; Mr. Helling—$51,608.

Non-Qualified Deferred Compensation Plan Agreements. QCR Holdings has entered into deferred compensation plan agreements with the named executive officers to allow them to defer a portion of their salary or annual bonus. These plans are voluntary, non-tax qualified, deferred compensation plans that enable the executives to save for retirement by deferring a portion of their current cash compensation. QCR Holdings matches these deferrals up to certain maximums and interest is earned at the prime rate subject to certain floor and cap rates, as follows:

	Deferred Compensation Plan Agreements
Executive	2013 Contribution	2013 Match Maximum	Interest Rate Floor and Cap
Douglas M. Hultquist	$20,000	$20,000	8.00%—10.00%
Todd A. Gipple	$15,000	$15,000	6.00%—12.00%
Larry J. Helling	$15,000	$15,000	8.00%—12.00%

Both the SERP and the non-qualified deferred compensation plan agreements are considered “unfunded” general contractual obligations of QCR Holdings and are subject to the claims of our creditors. In the event that QCR Holdings becomes insolvent, the participants will be unsecured general creditors of QCR Holdings. This status with respect to these benefits should help insure that the interests of the officer participants are aligned with the long-term interests of QCR Holdings, its debt holders, and its stockholders.

Deferred Income Plans. QCR Holdings adopted and stockholders approved the 1997 Deferred Income Plan and 2005 Deferred Income Plan to enable directors and selected key officers of QCR Holdings and its related companies, to elect to defer all or a portion of the fees and cash compensation payable to them for their service as directors or employees. The plan then purchases shares of QCR Holdings common stock at market value.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors Brownson, Lawson, R. Peterson, Whitcher and Ziegler. None of these individuals was an officer or employee of QCR Holdings in 2013, and none of these individuals is a former officer or employee of QCR Holdings. In addition, during 2013, no executive officer of QCR Holdings served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.

DIRECTOR COMPENSATION

QCR Holdings uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the board.

Cash Compensation Paid to Board Members

In 2013, members of the board who were not employees of QCR Holdings were entitled to receive an annual cash retainer. Pursuant to the QCR Holdings, Inc. 1997 Deferred Income Plan and the 2005 Deferred Income Plan, a director may elect to defer the fees and cash compensation payable by us for the director’s service until either the termination of such director’s service on the board or the age specified in the director’s deferral election. During 2013, all but five directors (at the subsidiary banks) deferred 100% of their director fees pursuant to the plan, and the total expense for the deferred fees with respect to all participating directors was $455,325 for 2013. Directors who are employees of QCR Holdings receive no compensation for their service as directors. The following table shows the director fees approved for 2014 and the fees paid for 2013 for QCR Holdings and our other affiliated boards.

	2014	2013
QCR Holdings, Inc.
Quarterly Retainer	$3,500	$3,500
Additional Quarterly Retainers
- Board Chair	3,000	3,000
- Audit Committee Chair	1,500	1,500
- Audit Committee Financial Expert	625	625
- Compensation Committee Chair	1,250	1,250
- Nomination and Governance Committee Chair	625	625
- Risk Oversight Committee Chair	625	625
- Strategic Direction Committee Chair	625	625
- Audit Committee Member	625	625
- Compensation Committee Member	625	625
- All other Committee Members	300	300
Subsidiaries
Quarterly Retainer	1,950	1,950
Additional Quarterly Retainers
- Board Chair	1,000	1,000
- Asset/Liability Management Committee Chair	500	500
- Loan Committee Chair	500	500
- Wealth Management Committee Chair	500	500
- All Committee Members	250	250
m2 Lease Funds, LLC
Quarterly Retainer	1,000	1,000

Equity Awards

In February 2013, each current non-employee QCR Holdings director received a grant of 480 stock awards and each current non-employee subsidiary director received a grant of 179 stock awards at the fair market price of QCR Holdings’s stock on the date of the grant, or $15.65. The awards vested immediately on the date of grant.

The following table discloses the cash and equity awards earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended 2013.

Summary Compensation Table – Directors

Name	Fees earned ($)(1)	Stock awards ($)(2)	Total ($)
(a)	(b)	(c)	(f)
Patrick S. Baird	29,800	10,313	40,113
James J. Brownson	46,825	10,313	57,138
Lindsay Y. Corby	19,575	7,512	27,087
Mark C. Kilmer	31,700	10,313	42,013
John K. Lawson	26,500	7,512	34,012
Linda K. Neuman	16,983	2,801	19,784
Michael L. Peterson	9,650	—	9,650
Ronald G. Peterson	32,000	10,313	42,313
Donna J. Sorensen	32,400	10,313	42,713
John D. Whitcher	38,700	10,313	49,013
Marie Z. Ziegler	31,700	10,313	42,013

(1)	Directors may elect to defer the receipt of all or part of their fees and retainers. All of the directors listed above defer the receipt of all their fees and retainers, and the deferred compensation is used to purchase additional shares of QCR Holdings common stock at market value through the Deferred Income Plans.
(2)	We report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as QCR Holdings, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission compensation disclosure rules, commonly referred to as a “say-on-pay” vote.

In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our named executive officers. We currently hold a say-on-pay vote annually.

The overall objectives of QCR Holdings’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2013. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the “Executive Compensation” section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in fiscal 2013 reflects and supports these compensation policies and procedures.

The following resolution is submitted for stockholder approval:

“RESOLVED, that QCR Holdings’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ contained in the QCR Holdings proxy statement dated March 31, 2014.”

Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The board of directors unanimously recommends that you vote to approve the overall compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL 4:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

McGladrey LLP has served as our independent registered public accounting firm since June 1994, and our Audit Committee has selected McGladrey LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Although we are not required to do so, our board of directors recommends that the stockholders ratify the appointment. A representative of McGladrey LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the board of directors will reconsider the matter of the appointment. Our board of directors unanimously recommends that you vote to approve the ratification of this appointment by voting “FOR” this proposal.

Following is a summary of fees for professional services by McGladrey LLP.

Accountant Fees

During the period covering the fiscal years ended December 31, 2013 and 2012, McGladrey LLP performed the following professional services:

	2013	2012
Audit Fees (1)	$585,498	$367,589
Audit-Related Fees (2)	$40,632	$31,976
Tax Fees	$0	$0
All Other Fees (3)	$1,772	$1,720

(1)	Audit fees consist of fees for professional services rendered for the audit of QCR Holdings financial statements, the audit of QCR Holdings internal control over financial reporting, review of financial statements included in QCR Holdings quarterly reports on Form 10-Q, and review and assistance with other Securities and Exchange Commission filings. A significant portion of the increase in audit fees from 2012 to 2013 related to additional audit procedures and review of public filings in connection with the acquisition of Community National Bancorporation and its banking subsidiary, Community National Bank, described in Note 2 of our consolidated financial statements, which are included in our annual report on Form 10-K for the year ending December 31, 2013, filed with the Securities and Exchange Commission on March 10, 2014.
(2)	Audit-related fees consist of fees for research and consultations concerning financial accounting and reporting matters and loan compliance procedures.
(3)	All other fees include out-of-pocket reimbursement for an electronic subscription to an accounting publication.

Audit Committee Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve, on a case-by-case basis, all audit and permissible non-audit services provided by any audit, tax consulting or general business consulting firm. All of the fees earned by McGladrey LLP described above were attributable to services pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 14, 2014, by each director, by each executive officer named in the summary compensation table, by persons who are the beneficial owners of more than 5% of our common stock and by all directors and executive officers of QCR Holdings as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 14, 2014.

Name of Stockholder and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors, Nominees and Named Executive Officers
Patrick S. Baird	65,330	(2)	*
James J. Brownson	82,704	(3)	1.0%
Lindsay Y. Corby	2,180	(4)	*
Todd A. Gipple	57,495	(5)	*
Larry J. Helling	106,394	(6)	1.3%
Douglas M. Hultquist	194,321	(7)	2.4%
Mark C. Kilmer	89,012	(8)	1.1%
John K. Lawson	61,440	(9)	*
Linda K. Neuman	8,378	(10)	*
Michael L. Peterson	135,773	(11)	1.7%
Ronald G. Peterson	52,617	(12)	*
Donna J. Sorensen	27,637	(13)	*
John D. Whitcher	32,662	(14)	*
Marie Z. Ziegler	29,183	(15)	*
All directors and executive officers as a group (17 persons)	1,040,342	(16)	12.8%
5% Stockholder
The Banc Funds Company, LLP**	434,935	(17)	5.5%

*	Less than 1%.
**	The Banc Funds Company, LLP, 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606.

(1)	Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.
(2)	Includes 2,800 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 44,460 shares held jointly by Mr. Baird and his spouse and 18,070 shares held in a trust, over which he has shared voting and investment power.
(3)	Includes 10,150 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 9,291 shares held jointly by Mr. Brownson and his spouse, 1,000 shares held by his spouse, 6,115 held in a partnership, 35,553 shares held in a trust, and 20,595 shares held in an IRA account, over which he has shared voting and investment power.
(4)	Includes 1,261 shares held in a trust, over which she has shared voting and investment power.
(5)	Includes 15,487 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 1,199 shares held in an IRA account, 1,300 shares held by his children, 2,000 shares held by his spouse, 2,424 shares held in the 401(k) Plan, and 671 shares held in a trust, over which he has shared voting and investment power. Excludes 14,230 option shares not presently exercisable.
(6)	Includes 35,337 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 36,450 shares held in an IRA account, 4,199 shares held in a trust and 16,755 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 20,312 option shares not presently exercisable.
(7)	Includes 70,809 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 11,337 shares held by his spouse or for the benefit of his children, 6,607 shares held in an IRA account, 9,311 shares held in a trust and 17,636 shares in the 401(k) Plan, over which he has shared voting and investment power. Excludes 28,390 option shares not presently exercisable.
(8)	Includes 3,300 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 11,438 shares held by his spouse or children, 27,410 shares held in a trust, 6,172 shares held by a corporation, and 3,375 shares held in an IRA account, over which he has shared voting and investment power.
(9)	Includes 2,800 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 30,000 shares held in trust, over which shares he has shared voting and investment power.
(10)	Includes 1,100 shares held in an IRA account and 5,159 shares held in trust, over which she has shared voting and investment power.
(11)	Includes 334 shares held in a trust, over which he has shared voting and investment power.
(12)	Includes 2,800 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 10,730 shares held in an IRA account and 29,708 shares held in a trust, over which he has shared voting and investment power.
(13)	Includes 1,200 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 6,825 shares held jointly and 15,550 shares held in a trust, over which she has shared voting and investment power.
(14)	Includes 1,200 shares subject to options which are presently exercisable or exercisable within 60 days of March 14, 2014. Also includes 20,665 shares held in a trust, over which he has shared voting and investment power.
(15)	Includes 200 shares held by her spouse and 12,372 shares held in a trust, over which she has shared voting and investment power.
(16)	Excludes 85,277 option shares not presently exercisable.
(17)	Includes shares held Banc Fund VI L.P., an Illinois limited partnership, Banc Fund VII L.P., an Illinois limited partnership, and Banc Fund VIII L.P., an Illinois limited partnership, as reported in a Schedule 13G/A filed on February 10, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2013, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2013, with the exception that Ms. Whiteside’s Form 3 was filed late in December 2013.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

Our directors and officers and their associates were customers of and had transactions with QCR Holdings and our subsidiaries during 2013. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lenders and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary banks’ board of directors in accordance with applicable bank regulatory requirements. Additionally, the Audit Committee considers any other non-lending transactions between us and a director to ensure that such transactions do not affect a director’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2013 with McGladrey LLP, our independent registered public accounting firm, and management. In addition, the Audit Committee discussed with McGladrey LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 and as currently in effect, as well as having received and discussed the written disclosures and the letter from McGladrey LLP regarding their independence as required by the PCAOB. Based on the review and discussions with management and McGladrey LLP, the committee recommended to the board that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ending December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee:

James J. Brownson	Ronald G. Peterson
Mark C. Kilmer	Marie Z. Ziegler
John K. Lawson

By order of the Board of Directors,

James J. Brownson	Douglas M. Hultquist
Chair of the Board	President and Chief Executive Officer

Moline, Illinois

March 31, 2014

ALL STOCKHOLDERS ARE URGED TO

RETURN THEIR PROXIES PROMPTLY

COMMON

QCR HOLDINGS, INC.

Annual Meeting of Stockholders

May 14, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

QCR Holdings, Inc.
a relationship driven organization

VOTER CONTROL NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER: **SHARES:**

NUMBER OF PERSONS ATTENDING ________

You may vote by:

INTERNET
proxy.ilstk.com

TELEPHONE
800.555.8140

Easyist · Safeist · Fastist

SCAN & E-MAIL
info@ilstk.com

FAX
630.480.0641

MAIL
Return in the envelope provided.
(Allow 10 days for mail delivery)

☐ With Management on all Proposals **or** ☐ Against Management on all Proposals

The undersigned hereby appoints James J. Brownson and Douglas M. Hultquist, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of QCR Holdings, Inc., to be held at the Rogalski Center on the St. Ambrose University campus, located at 2100 N. Ripley Street, Davenport, Iowa, 52803, on May 14, 2014, at 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1. Election of Directors

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE SIGN HERE

SIGNATURE DATE SIGNATURE DATE

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

QCR HOLDINGS, INC. Annual Meeting of Stockholders May 14, 2014 THIS PROXY THE BOARD IS SOLICITED OF DIRECTORS ON BEHALF OF VOTER CONTROL NUMBER: PROXY NUMBER: ACCOUNT NUMBER: SHARES: You may vote by: NUMBER OF PERSONS ATTENDING If choosing one of these options, sign & date card below. SCAN & E-MAIL FAX MAIL INTERNET TELEPHONE info@ilstk.com 630.480.0641 Return in the envelope provided. proxy.ilstk.com 800.555.8140 (Allow 10 days for mail delivery) Easy Safe Fast Make individual selections or check one of the two boxes below May vote until 11:59 pm CST one day prior to meeting date. (DO NOT return card if voting by internet or telephone) With Management on all Proposals or Against Management on all Proposals PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF QCR HOLDINGS, INC. attorneys The undersigned and proxies, hereby for appoints and in the James name Jand . Brownson place of and the undersigned, Douglas M. Hultquist, to vote the or number either one of shares of them of common acting in stock the absence that the of undersigned the other, with would power be entitled of substitution, to vote if then at 2100 personally N. Ripley present Street, at Davenport, the annual Iowa, meeting 52803, of the on stockholders May 14, 2014, of at QCR 10:00 Holdings, a.m., local Inc. ,time, to be or held any at adjournments the Rogalski or Center postponements on the St. Ambrose of the meeting, University upon campus, the matters located set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows: The Board of Directors recommends that you vote “FOR” the following: 1 . Election of Directors FOR VOTE WITHHELD 01 Michael L. Peterson 02 Ronald G. Peterson 03 John D. Whitcher 04 Marie Z. Ziegler The Board of Directors recommends you vote “FOR” the following proposal(s): 2. To annual ratify, meeting on an advisory of stockholders: basis, the appointment of Linda K. Neuman to the board of directors to fill a vacancy in Class II, to hold office until the 2016 FOR AGAINST ABSTAIN 3. To approve, in a non-binding, advisory vote, the compensation of certain executive officers: FOR AGAINST ABSTAIN 4. To ratify the appointment of McGladrey LLP as QCR Holdings’s independent registered public accounting firm for the fiscal year ending December 31, 2014: FOR AGAINST ABSTAIN NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all of the nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. The undersigned acknowledges receipt from QCR Holdings, Inc., prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders and the Proxy Statement. SIGNATURE DATE SIGNATURE DATE NOTE: TITLE WHEN PLEASE SIGNING DATE PROXY AS EXECUTOR, AND SIGN ADMINISTRATOR, IT EXACTLY AS NAME TRUSTEE, OR NAMES GUARDIAN, APPEAR ETC ON . PLEASE THIS CARD PROMPTLY . ALL JOINT RETURN OWNERS SIGNED OF PROXY SHARES IN SHOULD THE ENCLOSED SIGN. STATE ENVELOPE FULL .